EXHIBIT 5.1
January 31, 2006
Coinmach Service Corp.
303 Sunnyside Blvd.
Suite 70
Plainview, New York 11803
     Re: Registration of Securities on Form S-1 Registration Statement
          (File No. 333-129764)
Ladies and Gentlemen:
          We have acted as counsel to Coinmach Service Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-129764) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of shares of Class A common stock, par value $0.01 per share, of the Company having an aggregate maximum offering price of up to $115 million (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, the “Shares”).
          In rendering the opinions set forth below, we have examined the Registration Statement and the form of the stock certificate for the Class A common stock. We have also examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary or appropriate. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, (i) that such parties had, and with respect to agreements or instruments to be executed, delivered and performed will have, the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, (ii) that such agreements or instruments have been, and with respect to agreements or instruments to be executed, delivered and performed will be, duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and (iii) that such agreements or instruments are, and with respect to agreements or instruments to be executed, delivered and performed will be, the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.
          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
          (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company; and

Coinmach Service Corp.
January 31, 2006

     (ii) upon (a) the issuance and sale of, and payment for and delivery of, the Shares as contemplated by the Registration Statement and the form of underwriting agreement by and among the Company and the underwriters named therein, as represented by Merrill Lynch & Co., included as Exhibit 1.1 to the Registration Statement, and in accordance with the resolutions adopted by the board of directors of the Company and (b) the countersigning of appropriate certificates representing the Shares by a duly authorized signatory of the registrar for the Shares, the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to, as in effect on the date hereof, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the internal laws of the State of New York and the relevant Federal law of the United States of America. We render no opinion with respect to the law of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.

Sincerely,
/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP